EXHIBIT 1


                           Cordovano and Harvey, P.C.
                                201 Steele Street
                                    Suite 300
                             Denver, Colorado 80206




Gerald  Harrington
International  Travel  CD's,  Inc.
111  Presidential  Boulevard
Bala  Cynwyd,  PA  19004

RE:     Extension to file Form 10-KSB

Dear  Gerald:

Pursuant to Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, we inform you that we have been furnished a copy of Form 12b-25 to be filed by International Travel CD's, Inc., on or about October 1, 2002, which contains notification of the registrant's inability to file its Form 10-KSB by the prescribed due date. We have read the registrant's statements contained in Part III therein and we agree with the stated reason as to why we will be unable to complete our audit and report on the financial statement for the year ended June 30, 2002, to be included in the Form 10-KSB.

                                        Very  truly  yours,

                                        /s/ Cordovano and Harvey
                                        -----------------------------
                                        Cordovano  and  Harvey,  P.C.


cc:  Securities  and  Exchange  Commission
     by  attachment  as  Exhibit  1

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